Exhibit 10.37

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to the individual named below an option (the “Option”) to purchase certain shares of common stock of the Company pursuant to the Aerie Pharmaceuticals, Inc. Inducement Award Plan, in the manner and subject to the provisions of this Option Agreement. Except as otherwise defined herein, capitalized terms used in this Option Agreement shall have the same definitions as set forth in the Plan.
1.Definitions:
(a)“Code” shall mean the Internal Revenue Code of 1986, as amended.  (All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.)
(b)“Company” shall mean Aerie Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation thereto.
(c)“Date of Option Grant” shall mean December 20, 2021.
(d)“Exercise Price” shall mean $8.11 per share as may be adjusted from time to time pursuant to the Plan.
(e)“Number of Option Shares” shall mean 387,169 shares of common stock of the Company as adjusted from time to time pursuant to the Plan.
(f)“Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.
(g)“Optionee” shall mean Raj Kannan.
(h)“Plan” shall mean the Aerie Pharmaceuticals, Inc. Inducement Award Plan, as may be amended from time to time.
2.Status of the Option. The Option is intended to be a nonqualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of the Option.
3.Administration. All questions of interpretation concerning the Option shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Option.
4.Exercise of the Option.
(a)Right to Exercise.  The Option shall become exercisable as set forth below, subject to the termination provisions of this Option Agreement:
(i)On and after the first anniversary of the Date of Option Grant, the Option may be exercised to purchase up to 1/4th of the Number of Option Shares.

(ii)On or after the 20th day of each of the thirty-six (36) successive months thereafter, the Option may be exercised to purchase up to an additional 1/48th of the Number of Option Shares.
(iii)The foregoing provisions shall be interpreted such that on or after the fourth anniversary of the Date of Option Grant, the Option may be exercised to purchase up to 100% of the Number of Option Shares.
The schedule set forth above is cumulative, so that Shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option.  The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then exercisable.
(b)Method of Exercise.  The Option shall be exercised by written notice to the Company in the form of Exhibit A hereto.  The written notice must be signed by the Optionee and must be delivered in person or by certified mail, return receipt requested, to the Chief Financial Officer of the Company accompanied by full payment of the exercise price for the number of Shares being purchased.
(c)Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of the Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities.  The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations.  In addition, no Option may be exercised unless (i) a registration statement under the Securities Act, and any applicable state securities laws shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS EXERCISABLE PURSUANT TO THE TERMS HEREOF.
As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
(d)Fractional Shares.  The Company shall not be required to issue fractional Shares upon the exercise of the Option.
5.Non-Transferability of the Option. The Option may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.
6.Termination of the Option. Subject to Section 7 of this Option Agreement, the Option shall terminate upon on the first to occur of: (a) the Option Term Date or (b) the last date for exercising the Option following termination of employment as described in this Option Agreement.
7.Termination of Employment. In the event the Optionee’s employment Terminates for any reason, the Option shall terminate upon the Optionee’s Termination to the extent it has not become exercisable pursuant to Section 4 hereof or upon the Optionee’s Termination as provided in the remainder of this paragraph. In the event the Optionee’s employment is Terminated (i) prior to the first anniversary of the Date of Option Grant by the Company because of the death or Disability of the Optionee, the Option shall become exercisable as of the date of Termination with respect to the Number of Option Shares that would have vested on the first anniversary of the Date of Option Grant (had the Optionee’s employment not Terminated), multiplied by a fraction, the numerator of which is the total number of whole calendar months the Optionee remained employed by the Company following the Date of Option Grant, and the denominator of which is twelve (12); (ii) without Cause or by the Optionee for Good Reason (as defined in the employment agreement by and between the Optionee and the Company, dated as of December 15, 2021 (the “Employment Agreement”)), or by reason of the Company’s notice of non-renewal of the Optionee’s Employment Agreement in accordance with the terms of such agreement (each, a “Qualifying Termination”), the Option shall become exercisable as of the date of Termination (or the effective date of any release of claims executed in connection with such Termination, if later) (the “Accelerated Vesting Date”) with respect to the Number of Option Shares that would have vested had the Optionee remained employed for the twelve (12) month period immediately following the date of Termination. Notwithstanding the foregoing, no additional vesting of the Option shall occur during the period between the Optionee’s date of Termination and the Accelerated Vesting Date. In addition, in the event a Change in Control occurs during the term of the Optionee’s employment and either (i) the Optionee’s employment is Terminated without Cause or by the Optionee for Good Reason within the one-year period following such Change in Control, or (ii) the Employee Agreement expires as a result of the Company or the successor corporation (or a parent or subsidiary of the successor corporation) providing notice of non-renewal of the Employment Agreement as provided in the Employment Agreement, the Option shall become fully (100%) exercisable as of the date of Termination.
(a)Post-Termination Exercise Period. If the Optionee Terminates (i) in connection with a Qualifying Termination, the Option, to the extent exercisable by the Optionee on the date on which the Optionee Terminated, may be exercised by the Optionee until three (3) months after the date on which the Optionee’s employment Terminated; (ii) for any reason except for a Qualifying Termination or death or Disability, the Option, to the extent exercisable by the Optionee on the date on which the Optionee Terminated, may be exercised by the Optionee until three (3) months after the date on which the Optionee’s employment Terminated; (iii) because of the death or Disability of the Optionee, the Option, to the extent exercisable by the Optionee on the date on which the Optionee Terminated, may be exercised by the Optionee (or the Optionee’s legal representative) until the expiration of twelve (12) months from the date the Optionee’s employment Terminated. Notwithstanding the foregoing, in no event will the Option be exercisable following the Option Term Date. The Optionee’s employment shall be deemed to have Terminated on account of death if the Optionee dies within three (3) months after the Optionee’s Termination (other than with respect to a Termination for Cause).  This paragraph shall be interpreted such that the Option shall not become exercisable as to any additional number of Option Shares after the date on which the Optionee ceases to be an employee of the Company (pursuant to this paragraph) for any reason, notwithstanding any period after such cessation of employment during which the Option may remain exercisable as provided in this paragraph.
(b)Leave of Absence.  For purposes hereof, the Optionee’s employment with the Company shall not be deemed to Terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to Terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Company  remains guaranteed by statute or contract.
8.Corporate Transaction. The provisions of the Plan applicable to a Corporate Transaction (as defined in the Plan) shall apply to the Option.
9.Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a certificate or certificates for the Shares for which the Option has been exercised.  Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Optionee’s employment at any time.
10.Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
11.Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may materially adversely affect the Option or any unexercised portion hereof, as determined in the discretion of the Board, without the consent of the Optionee.
12.Integrated Agreement. This Option Agreement, together with the Plan, constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein and therein.  To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.
13.Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware.
14.Effect of Certain Transactions. Notwithstanding anything to the contrary in this Option Agreement, in the event that the Optionee has entered into a confidentiality, nondisclosure, invention and/or non-competition agreement with the Company and the Optionee is determined, in the reasonable judgment of the Company’s Board of Directors, to have materially breached such agreement, the Optionee shall forfeit any

Shares acquired pursuant to the Option and 100% of the Option granted pursuant to this Option Agreement, whether or not exercisable.
15.Section 409A of the Code. The Exercise Price is intended to be the Fair Market Value  on the Date of Option Grant.  Notwithstanding this, the Internal Revenue Service may assert that the fair market value of the common stock of the Company on the Date of Option Grant was greater than the Exercise Price.  Under Section 409A of the Code, if the Exercise Price is less than the fair market value of the common stock of the Company as of the Date of Option Grant, this Option may be treated as a form of deferred compensation and the Optionee may be subject to an additional twenty percent (20%) tax, plus interest and possible penalties.  The Optionee acknowledges that the Company has advised the Optionee to consult with a tax adviser regarding the potential impact of Section 409A of the Code and that the Company, in the exercise of its sole discretion and without the consent of the Optionee, may amend or modify this Option Agreement in any manner and delay the payment of any amounts payable pursuant to this Option Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.
AERIE PHARMACEUTICALS, INC.
By:    ____________

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.
The undersigned hereby acknowledges receipt of a copy of the Plan.
________________________

EXHIBIT A
Date:__________________________
Aerie Pharmaceuticals, Inc.
Attn:  General Counsel
__________________________
__________________________
Re:    Exercise of Non-Qualified Stock Option
Dear Sir or Madam:
Pursuant to the terms and conditions of the Non-Qualified Stock Option Agreement dated as of ___________,              (the “Agreement”), between              (“Optionee”) and Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Optionee hereby agrees to purchase ___________ shares (the “Shares”) of the Common Stock of the Company and tenders payment in full for such shares in accordance with the terms of the Agreement.
In connection with such purchase, Optionee represents, warrants and agrees as follows:
1.    The Shares are being purchased for the Optionee’s own account and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.
2.    The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.
3.    The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.
4.    The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Optionee to make an informed decision with respect to the investment in the Company represented by the Shares.
5.    The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.
6.    The Optionee understands and agrees that the Shares are being issued and sold to the Optionee without registration under any state laws relating to the registration of securities, in reliance upon exemptions from registration under appropriate state laws.

7.    The Company is under no obligation to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.
8.    The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.
Signature:__________________________
Printed Name:
Address:__________________________